Exhibit 4.3
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.
THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION AND VOTING OF ANY OF THE SHARES OF COMMON STOCK OF THE COMPANY ACQUIRED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE TERMS OF THE THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF JUNE 10, 2008, AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SHARES OF COMMON STOCK ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT, A COPY OF WHICH WILL BE PROVIDED AT NO COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

ASPEN AEROGELS, INC.
COMMON STOCK PURCHASE WARRANT

          This document (this “Warrant”) certifies that, for good and valuable consideration, Aspen Aerogels, Inc., a Delaware corporation (the “Company”), grants to [IMPORT WARRANTHOLDER], or any successor or permitted assign of such Person (the “Warrantholder”), the right to subscribe for and purchase from the Company, on or before the Expiration Time (as defined below), up to [IMPORT SHARE NUMBERS] validly issued, fully paid and nonassessable shares of Common Stock of the Company (as may be adjusted, the “Warrant Shares”) at the exercise price per share of $0.001 (the “Exercise Price”), all subject to the terms, provisions, conditions and adjustments (including adjustments to number of shares and Exercise Price) herein set forth. The Company acknowledges that the cash consideration paid by Warrantholder for this Warrant is $10.00 for income tax purposes, that such amount has been duly received by the Company, and that this Warrant is one of the Warrants issued in connection with that Note Purchase Agreement dated February 24, 2005 entered into by and between Company as the obligor and certain purchasers named therein (the “Financing Arrangement”) and that this Warrant amends and restates all warrants previously issued to the Warrantholder in connection with the Financing Agreement. Capitalized terms used herein which are not specifically defined in other sections of this Warrant, shall have the meanings set forth in Section 10.

     1. Warrant Term. The purchase rights represented by this Warrant are exercisable, in whole or in part, at any time and from time to time, from and after the Warrant grant date and on or prior to the earlier of (i) [IMPORT EXPIRATION TIME] or (ii) the fourth (4th) anniversary following the consummation of a QPO (such earlier date being the “Expiration Time”).
     2. Exercise of Warrant; Payment of Taxes.
          2.1 Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Warrantholder, in whole or in part and from time to time, by the surrender of this Warrant (with a duly executed notice of exercise form, the “Exercise Form”, in the form attached hereto as Exhibit A) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Exercise Price per share multiplied by the number of Warrant Shares then being purchased. If the Warrantholder is not already a party thereto, the Warrantholder shall also execute, upon request from the Company, a joinder agreement as an Investor to the Stockholders’ Agreement, as amended and restated, such joinder agreement to be in form and substance mutually agreeable to both the Warrantholder and the Company. The Warrantholder shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.
          2.2 Net Exercise.
          (a) In lieu of payment in cash, the rights represented by this Warrant may also be exercised at any time by a written notice of exercise in the form of Exhibit A attached hereto, providing for the net exercise of this Warrant for the Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised), specifying that this net exercise election has been made, and the net number of Warrant Shares to be issued after giving effect to such net exercise. In the event the Warrantholder makes such election, Company shall issue to the Warrantholder a number of Warrant Shares computed using the following formula:

X	=	Y(A-B)

A
Where:
X = the number of Warrant Shares to be issued to the Warrantholder
Y = the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the date of such net exercise)
A = the Fair Market Value of one Share of Common Stock (as of the date of such net exercise)
B = Exercise Price of one Share of Common Stock (as adjusted to the date of such net exercise)

          (b) For purposes of this Section 2.2, the “Fair Market Value” of one share of the Company’s Common Stock shall be equal to either (i) if the exercise of this Warrant occurs in connection with an initial public offering of the Company, then the Fair Market Value shall be equal to the “initial price to public” specified in the final prospectus with respect to the initial public offering, or (ii) if the exercise of this Warrant occurs after an initial public offering of the Company but not in connection therewith, then the Fair Market Value shall be equal to the average of the closing price(s) of the Company’s Common Stock as quoted over the counter or on any exchange on which the Common Stock is listed as such closing prices are published in The Wall Street Journal for the fifteen (15) trading days (or such lesser number of trading days as the stock may have been actually trading) ending on the day prior to the date of determination of Fair Market Value. Notwithstanding the foregoing, if the Warrant is exercised in connection with a merger or sale of all or substantially all of the Company’s assets, Fair Market Value shall mean the value that would have been allocable to or received in respect of a Warrant Share had the Warrant been exercised prior to such merger or sale. If the Common Stock is not traded Over The Counter or on an exchange, or if the Warrant is not exercised in connection with a merger or sale of all or substantially all of its assets, then the Fair Market Value shall be reasonably determined in good faith by the Board of Directors. If the Warrantholder hereof does not agree with the determination of Fair Market Value as determined by the Board of Directors, the Company and the Warrantholder hereof shall negotiate an appropriate Fair Market Value. If after ten (10) days, the Company and the Warrantholder cannot agree, then the Warrantholder may request that the Fair Market Value be determined by an investment banker of national reputation selected by the Company and reasonably acceptable to the Warrantholder. The fees and expenses of such investment banker shall be borne by the Company unless the Fair Market Value determined by such investment banker is equal to or less than the Fair Market Value as determined by the Company, in which event the fees and expenses of such investment banker shall be borne by the Warrantholder hereof.
          2.3 Automatic Exercise. Immediately before the expiration or termination of this Warrant, to the extent this Warrant is not previously exercised, and if the Fair Market Value of one share of the Company’s Common Stock subject to this Warrant is greater than the Exercise Price, then in effect as adjusted pursuant to this Warrant, this Warrant shall be deemed automatically exercised pursuant to Section 2.2 above, even if not surrendered. For purposes of such automatic exercise, the Fair Market Value of the Company’s Common Stock upon such expiration shall be determined pursuant to Section 2.2 (b) above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees to promptly notify the Warrantholder of the number of Warrant Shares, if any, the Warrantholder hereof is to receive by reason of such automatic exercise.
          2.4 Exercise in Connection with an Initial Public Offering, Sale or Merger. Notwithstanding any other provision hereof, if the exercise of all or any portion of this Warrant is made or to be made in connection with the occurrence of a public offering, sale or merger of the Company, the exercise of all or any portion of this Warrant shall, at the election of the Warrantholder, be conditioned upon the consummation of the public offering, sale or merger of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction. In the event that transaction is not consummated within forty-five (45) days of the targeted date of the transaction, any such exercise shall, at the election of the Warrantholder, be deemed rescinded.

          2.5 Warrant Shares Certificate. A stock certificate for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five (5) Business Days after receipt of the Exercise Form by the Company and payment by the Warrantholder of the aggregate Exercise Price (or net exercise in lieu of payment as permitted in Section 2.2), along with a check from the Company in lieu of any fractional shares which the Warrantholder would be entitled to purchase under this Warrant. If this Warrant was exercised in part, the Company shall, at the time of delivery of the stock certificate, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.
          2.6 Payment of Taxes. The Company shall pay all expenses, taxes and other governmental charges with respect to the issue or delivery of the Warrant Shares, unless such tax or charge is imposed by law upon the Warrantholder.
     3. Restrictions on Transfer; Restrictive Legends.
          3.1 Restrictions on Transfer. This Warrant and the Warrant Shares issuable upon exercise of all or part of this Warrant are unregistered securities that are subject to the restrictions on transfer imposed by the Securities Act and applicable state securities laws and may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with the Securities Act and applicable state securities laws. The Warrant Shares issuable upon exercise of all or part of this Warrant are also subject to additional restrictions on transfer set forth in the Stockholders’ Agreement and may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with the Stockholders’ Agreement.
          3.2 Restrictive Legends. Until such time as the restrictions on transfer imposed on this Warrant by the Securities Act and applicable state securities laws shall no longer be effective, this Warrant, any Warrant issued to the Warrantholder upon the partial exercise of this Warrant pursuant to Section 2 shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant. Until such time as the restrictions on transfer imposed on the Warrant Shares by the Securities Act, applicable state securities laws and the Stockholders’ Agreement shall no longer be effective, each stock certificate for Warrant Shares and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the form provided in the Stockholders’ Agreement. Upon the termination of such restrictions on transfer, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if and to the extent permitted by, and in accordance with, the Stockholders’ Agreement and applicable law.
     4. Reservation and Registration of Warrant Shares. The Company covenants and agrees as follows:
          4.1 Validly Issued and Free of Encumbrances. All Warrant Shares issued upon the exercise of all or any part of this Warrant shall, upon issuance and payment of the Exercise Price therefore (or upon net exercise as permitted herein), be validly issued, fully paid and nonassessable, issued in compliance with all applicable federal and state securities laws, and free from all taxes, liens and charges with respect to the issue thereof, and not subject to any preemptive rights.
          4.2 Sufficient Authorized Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issuance of Common Stock upon any exercise of the purchase rights evidenced by this Warrant, and shall keep available free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.
          4.3 Noncontravention. The Company shall not, by amendment of its Charter or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed hereunder, and shall at all times in good faith assist in performing, carrying out, and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.
     5. Anti-Dilution Adjustments. From and after the date hereof and until the Expiration Date, notwithstanding the fact that no Warrant Shares shall be issued and outstanding, the Exercise Price, and the number and type of Warrant Shares or other securities to be received upon exercise of this Warrant, shall be subject to adjustment as follows:
          5.1 Issuances of Common Stock Below Exercise Price.
          (a) If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Common Stock, then the Exercise Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to:
          (1) on or after the Operational Date, a price equal to the quotient obtained by dividing:
          (A) an amount equal to the sum of (X) the total number of shares of Common Stock Deemed Outstanding immediately prior to such issuance, multiplied by the Exercise Price in effect immediately prior to such issuance, and (Y) the consideration received by the Company upon such issuance; by
          (B) the total number of shares of Common Stock Deemed Outstanding immediately after the issuance of such Common Stock; or
          (2) until the Operational Date, the lowest price per share at which any such shares of Common Stock have been issued or sold or deemed to have been issued or sold.

          (b) for the purposes of any adjustment of the Exercise Price pursuant to paragraph (a) above, the following provisions shall be applicable:
          (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.
          (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value per share thereof, as reasonably determined in good faith by the Board, irrespective of any accounting treatment.
          (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options or rights to acquire or subscribe for Excluded Stock):
          (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5.1(b)(1) and 5.1(b)(2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
          (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5.1(b)(1) and 5.1(b)(2) above);
          (C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

          (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.
          (c) Whenever the Exercise Price is adjusted under this Section 5.1, the number of Warrant Shares issuable on exercise hereof shall be multiplied by a fraction the numerator of which is the Exercise Price immediately before such adjustment and the denominator is the Exercise Price as so adjusted.
          5.2 Stock Dividends and Combinations.
          (a) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be decreased and the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.
          (b) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price shall be increased and the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.
          5.3 Recapitalization, Etc. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, this Warrant shall after such reorganization, reclassification, consolidation or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations and mergers.
          5.4 De Minimis Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the Exercise Price; provided, however that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.
          5.5 Statement of Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 5, the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to the Warrantholder at such Warrantholder’s address appearing on the Company’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5.6 below.
          5.6 Notices. If the Company shall propose to take any action of the types described in Sections 5.2, 5.3, or 5.7 the Company shall give notice to each Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
          5.7 Dividends. Without duplication of any other adjustment provided for in this Section 5, at any time the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in property or securities of the Company other than shares of Common Stock, then, and in each such case,
          (a) the Exercise Price then in effect shall be adjusted (and any other appropriate action shall be taken by the Company) by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction, (i) the numerator of which shall be the Fair Market Value (in all such cases under Section 5.7, as shall be determined pursuant to Section 2.2) of Common Stock immediately prior to the date of such dividend or distribution, less the Fair Market Value of the portion of the property or securities applicable to one share of Common Stock so dividended or distributed, and (ii) the denominator of which shall be the Fair Market Value of the Common Stock immediately prior to the date of such dividend or distribution (such fraction not to be greater than one); and
          (b) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such dividend or distribution shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the then-current number of Warrant Shares in effect immediately prior to the date of such dividend or distribution by a fraction, (i) the numerator of which shall be the Exercise Price in effect immediately prior to the date of such dividend or distribution, and (ii) the denominator of which shall be the adjusted Exercise Price as determined pursuant to Section 5.7(a) above (such fraction not to be less than one).
          Such adjustments shall be made whenever the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in property or securities of the Company (other than shares of Common Stock) and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution.
          5.8 Waiver. In the event that holders of at least sixty-six and two thirds percent (66⅔%) of the Warrants, as the case may be, consent in writing to limit, or waive in its entirety, any antidilution adjustment to which the Warrantholders would otherwise be entitled hereunder, the Company shall not be required to make any adjustment whatsoever in excess of such limit or at all, as the terms of such consent may dictate.
          5.9 Computations. The computations of all amounts under this Section 5 shall be made assuming all other antidilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 5 have previously been made so as to maintain the relative economic interest of the Warrants vis à vis all other securities issued by the Company..
          5.10 Par Value. The Company shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Exercise Price.
     6. Transfer and Exchange. If this Warrant is presented to the Company with a request to register a transfer or to exchange it for an equal number of Warrants of other denominations the Company will do so.
     7. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Warrantholder a new Warrant of like tenor.
     8. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Warrantholder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.
     9. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.
     10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          “Affiliate” means, (1) with respect to any Person, any of (a) a director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person or (2) in any event, any Person meeting the definition of “Affiliate” set forth in Rule 405 under the Securities Act. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Board of Directors” or “Board” means the Board of Directors of the Company.
          “Business Day” means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the Commonwealth of Massachusetts.
          “Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.
          “Common Stock” means the Company’s presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged pursuant to the Charter of the Company as amended from time to time as provided by law and in such Charter.
          “Common Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Common Stock actually outstanding at such time, (ii) the number of shares of Common Stock issuable upon conversion of the Preferred Stock, and (iii) the number of shares of Common Stock issuable upon the exercise in full of all Convertible Securities whether or not the Convertible Securities are convertible into Common Stock at such time, but shall exclude any shares of Common Stock or Convertible Securities in the treasury of the Company or held for the account of the Company or any of its subsidiaries.
          “Convertible Securities” means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities that are convertible into, directly or indirectly, or exchangeable for Common Stock.
          “Excluded Stock” has the meaning set forth in the Stockholders Agreement.
          “Operational Date” means the first date on which the Company’s operations for the production of the aerogel product meets each of the following criteria: (i) Quality — aerogel products meet the pre-established product specifications and are moved to inventory for sale; (ii) Quantity — one million square feet of aerogel product produced per calendar month for two consecutive months (based upon a 20 extractor plant and adjusted accordingly for any increase in plant capacity); and (iii) Variable costs — less than $.84 per square foot cast.
          “Original Issuance Date” means the date and time that the first Warrant is issued by the Company.

          “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
          “Preferred Stock” has the meaning set forth in the Charter.
          “Purchase Agreement” means the Stock Purchase Agreement under which the Series D Convertible Preferred Stock were issued.
          “QPO” means an underwritten public offering (underwritten by a reputable underwriter of national reputation) of shares of Common Stock registered pursuant to the Securities Act involving aggregate proceeds to the Company of at least $50,000,000 with an offering price per share of at least $6.36.
          “Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement, dated as of June 10, 2008, as amended, among the Company and certain parties thereto, as the same may be amended, modified or supplemented from time to time.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.
          “Stockholders’ Agreement” means the Third Amended and Restated Stockholders’ Agreement, dated as of June 10, 2008, by and among the Company and each other stockholder of the Company party thereto, as amended from time to time.
     11. Miscellaneous Provisions.
          11.1 Entire Agreement. This Warrant, the Financing Arrangement, the Stockholders’ Agreement, the Registration Rights Agreement and the Purchase Agreement constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.
          11.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.
          11.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

          11.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:
If to the Company:
Aspen Aerogels, Inc.
30 Forbes Road, Building B
Northborough, MA 01532
Telephone:    (508) 691-1111
Facsimile:    (508) 691-1200
Attention:    Chief Executive Officer
with a copy (which shall not constitute notice) to:
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199
Telephone:    (617) 951-2207
Facsimile:    (888) 325-9513
Attention:    Christopher W. Nelson, Esq.
If to the Warrantholder:
to the addressees reflected on the Warrant
register maintained by the Company
          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may, by notice given in accordance with this Section 11.4, designate another address or Person for receipt of notices hereunder.
          11.5 Issuance Tax, Attorneys’ Fees, Notices, Successors
          (a) Issuance Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder hereof for any issuance tax in respect hereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.
          (b) Attorneys’ Fees. In the event of an action, suit or proceeding brought under or in connection herewith, the prevailing party therein shall be entitled to recover from, and the other party hereto agrees to pay, the prevailing party’s costs and expenses in connection therewith, including reasonably attorneys’ fees.

          (c) Registration Agreement. The Warrantholder shall be entitled to all of the rights set forth in the Registration Rights Agreement, as if such terms and conditions were set forth in this Warrant. A copy of said Registration Rights Agreement has been provided to the Warrantholder. Simultaneously with the execution of this Warrant, the Warrantholder shall execute, at the option of the Company, either a counterpart signature page to such Registration Rights Agreement, or an amendment to the Registration Rights Agreement, either of which document shall add the Warrantholder as a party thereto and give the Warrantholder all registration and other rights (excluding demand registration rights) as and to the extent provided therein to “Investors” thereunder. The Company and the Warrantholder hereby further agree that for the purposes of the Registration Rights Agreement, the Warrant Shares are “Registrable Securities,” as that term is defined in the Registration Rights Agreement.
          (d) Stockholders’ Agreement. The Warrantholder shall be entitled to all of the rights set forth in the Stockholders’ Agreement, as if such terms and conditions were set forth in this Warrant. A copy of said Stockholders’ Agreement has been provided to the Warrantholder. Simultaneously with the execution of this Warrant, the Warrantholder shall execute, at the option of the Company, either a counterpart signature page to such Stockholders’ Agreement, or an amendment to the Stockholders’ Agreement, either of which document shall add the Warrantholder as a party thereto and give the Warrantholder all rights and be subject to the obligations as and to the extent provided therein to “Investors” thereunder. Company and the Purchaser hereby further agree that for the purposes of the Stockholders’ Agreement, the Warrant Shares will be deemed to be Stock as that term is defined in the Stockholders’ Agreement.
          11.6 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.
          11.7 Governing Law. All issues concerning this Warrant shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law principles thereof.
          11.8 Rights as Shareholders. No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or otherwise be entitled to any voting or other rights as a shareholder of the Company, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise shall have become deliverable, as provided herein.
     12. Disposition of Warrant or Shares of Common Stock. With respect to any offer, sale or other transfer or disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such shares, the Warrantholder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel (if reasonably requested by the Company and reasonably satisfactory to the Company) to the effect that (i) such offer, sale or other transfer or disposition may be effected without registration or qualification of this Warrant or such shares of Common Stock under the Securities Act as then in effect, and (ii) indicating whether or not under the Securities Act this

Warrant or the certificates representing such shares of Common Stock to be sold or otherwise transferred or disposed of require any restrictive legend thereon in order to ensure compliance with the Securities Act; provided, however, that a written opinion of holder’s counsel shall not be required in connection with any sale pursuant to Rule 144. This Warrant or the certificates representing the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Securities Act. Upon any valid transfer of this Warrant or portion thereof, Company agrees to reissue the Warrant (or Warrants in the case of a partial transfer) and/or the Warrant Shares receivable upon the exercise hereof, and if the legend is not required, such re-issuance shall be without said legend. Nothing herein shall restrict the transfer of this Warrant (or any portion hereof) or the certificates representing the Warrant Shares acquired pursuant to the exercise of this Warrant by the initial Warrantholder hereof or any successor holder to (i) any affiliate of such holder, including without limitation any partnership affiliated with such holder, any partner of any such partnership or any successor corporation to the holder hereof as a result of a merger or consolidation with or a sale of all or substantially all of the stock or assets of the holder, (ii) any Person in a public offering pursuant to an effective registration statement under the Securities Act, (iii) to any other Person to the extent that the transfer to such Person is exempt from the registration requirements of the Securities Act and such Person agrees in writing to be bound by all of the restrictions on transfer contained herein, or (iv) any Person or Persons if the holder hereof shall also transfer or assign all or part of its interest in the Financing Arrangement, and such Person agrees in writing to be bound by all of the restrictions on transfer contained herein provided, however, that no such transfer may be made to any direct competitor of the Company, which shall mean a Person engaged in the research, manufacture or sale of aerogels, aerogel based products or insulation products. Any transfer described above must be made in compliance with all applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.
     13. Warrantholder’s Representations. The Warrantholder acknowledges that it has had access to all material information concerning the Company which it has requested. The Warrantholder also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to its investment hereunder. The Warrantholder represents that it understands that the Warrant and the Common Stock are speculative investments, that it is aware of the Company’s business affairs and financial condition and that it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. The Warrantholder is purchasing the Warrant and any Common Stock issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof in violation of the Securities Act or applicable state securities laws. The Warrantholder further represents that it understands that the Warrant and Common Stock have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Warrantholder’s investment intent as expressed herein. The Warrantholder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

     14. Company’s Representations. As a material inducement to the Warrantholder to purchase this Warrant, the Company hereby represents and warrants that:
          (a) The Company has made all filings under applicable federal and state securities laws necessary to consummate the issuance of this Warrant pursuant to this Agreement in compliance with such laws, except for such filings as may be made properly after the date hereof.
          (b) The copies of any existing stock purchase agreements and investor’s rights agreements and the Company’s charter documents and bylaws which have been furnished to Warrantholder or the Warrantholder’s counsel reflect all amendments made thereto at any time prior to the date hereof and are correct and complete.
          (c) With respect to the issuance of this Warrant or the issuance of the Common Stock upon exercise of the Warrant, there are no statutory or contractual stockholders preemptive rights or rights of refusal, except for any such rights contained in any stock purchase agreement and/or investor’s rights agreements which have been waived. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of this Warrant does not require registration under the Securities Act or any applicable state securities laws. To the best of the Company’s knowledge, there are no agreements between the Company’s stockholders with respect to the voting or transfer of the Company’s capital stock or with respect to any other aspect of the Company’s affairs.
          (d) The execution, delivery and performance of this Warrant have been duly authorized by the Company. This Warrant constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Warrant, the issuance of the Common Stock upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except for any such filings required under applicable “blue sky” or state securities laws or required under Regulation D promulgated under the Securities Act.
     15. Company Financial Information. Until such time as the Company shall have satisfied all of its obligations under the Financing Arrangement, Company shall deliver to Warrantholder such financial information as is required under the terms of the Financing Arrangement. From and after the date that the Company shall have satisfied all of its obligations under the Financing Arrangement, and notwithstanding any other agreement to the contrary between the parties hereto, the Company shall deliver to the Warrantholder (so long as the Warrantholder holds all or any portion of the Warrant or any Preferred Stock or any shares of Common Stock issuable upon conversion of the Preferred Stock) all of the financial and other information delivered or required to be delivered by the Company to any of its stockholders, in their capacities as stockholders.
* * * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued By:	Accepted By:

ASPEN AEROGELS, INC.	[IMPORT WARRANTHOLDER]

By:

Donald R. Young	Name:
Chief Executive Officer	Title:

Dated: , 2005

Exhibit A: Exercise Form
(To be executed upon exercise of this Warrant)

To:	Aspen Aerogels, Inc. (“Company”)
30 Forbes Road, Northborough, MA 01532
Attention: Chief Financial Officer
     [1. The undersigned hereby elects to purchase __________________________ shares of Common Stock of Company pursuant to the terms of the attached Warrants, and tenders herewith payment of the purchase price of such shares in full.]
     [1. The undersigned hereby elects to purchase __________________________ shares of Common Stock of Company pursuant to a net exercise of the Warrant as provided in Section 2 of the Warrant.]
2. Check here if applicable: ___ The undersigned confirms that this exercise is made in connection with the occurrence of a public offering, sale or merger of the Company, and the undersigned further elects to condition this exercise of the Warrant upon the consummation of said public offering, sale or merger of the Company. This exercise shall not be deemed to be effective until the consummation of such transaction. In the event that transaction is not consummated within 45 days of the targeted date of the transaction, the undersigned will advise Company whether or not this exercise should be deemed rescinded.
     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:
[name]
[address]
     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing such shares.
[name]

By:
(Signature)
Its:

Date: